Exhibit 99.1

For more information contact:	News Release

Jan Johannessen

Chief Financial Officer

Lattice Semiconductor Corporation
(503) 268-8000 voice
(503) 268-8193 fax

LATTICE SEMICONDUCTOR ANNOUNCES
AGREEMENT TO SETTLE CLASS ACTION LITIGATION

HILLSBORO, OR - March 16, 2006 - Lattice Semiconductor Corporation (NASDAQ: LSCC) announced today that it has reached an agreement in principle with plaintiffs to settle the consolidated class action lawsuit filed in 2004 against the Company and certain of its current and former executive officers.  The agreement does not contain any admission of fault or wrongdoing on the part of Lattice or any of the individual defendants in the litigation.

The agreement in principle contemplates that plaintiffs will receive a payment of $3,500,000 in exchange for a release of the Company and the individual defendants from all claims asserted in the litigation.  Lattice expects that the entire amount of the settlement will be paid by its insurer under the terms of its director and officer liability insurance policy, and that payment of the settlement amount will not affect Lattice’s current or future financial results.  The agreement in principle is subject to the negotiation and completion of the usual and customary documentation for such a settlement, including a Stipulation of Settlement, and is subject to and conditioned upon final court approval.

About Lattice Semiconductor

Lattice Semiconductor Corporation designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGA), Field Programmable System Chips (FPSC) and high-performance Programmable Logic Devices (PLD), including Complex Programmable Logic Devices (CPLD), Programmable Mixed-Signal Products (ispPAC™), and Programmable Digital Interconnect (ispGDX™).  Lattice also offers industry leading SERDES products.  Lattice is “Bringing the Best Together” with comprehensive solutions for today’s system designs, delivering innovative programmable silicon products that embody leading-edge system expertise.

Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the fields of communications, computing, consumer, industrial and military systems.  Company headquarters are located at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, USA; telephone 503-268-8000, fax 503-268-8037.  For more information about Lattice Semiconductor Corporation, visit http://www.latticesemi.com

This release contains forward-looking statements that involve estimates, assumptions, risks and uncertainties.  With respect to particular forward-looking statements in this release, Lattice believes the factors identified below in connection with each such statement could cause actual results to differ materially from the forward-looking statements.

Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.  With respect to our statements regarding the settlement of the class action litigation, the key factors that could cause our actual results to differ materially from the forward-looking statements are future adverse developments in the litigation, including the possibility that the parties may fail to reach agreement on the documentation to finalize the settlement to which they have agreed in principle and the possibility that the court may not approve the proposed settlement agreed to by Lattice and the plaintiffs.  In addition, Lattice’s statements regarding the payment of the entire settlement amount by its insurer are subject to the ability of Lattice and its insurer to reach a final understanding regarding such payment.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements herein include the Securities and Exchange Commission’s informal inquiry and any resulting actions, and the other risks that are described from time to time in our filings with the Securities and Exchange Commission.

#  #  #

Lattice Semiconductor Corporation, Lattice (& design), L (& design), ISP and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.